Exhibit 10.11
WESTERN ALLIANCE BANCORPORATION
SUMMARY OF COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
      The named executive officers of Western Alliance Bancorporation (the “Company”) are “at will” employees lacking written employment agreements with the Company. The annual base salaries of the named executive officers are set annually by the Company’s Board of Directors, based on the Compensation Committee’s recommendation. For 2006, the annual base salaries of the Company’s named executive officers are as follows:

Robert Sarver	Chairman, President and Chief Executive Officer	$550,000
Larry Woodrum	Executive Vice President, Nevada Administration	$330,000
Dale Gibbons	Executive Vice President and Chief Financial Officer	$260,000
James Lundy	Executive Vice President, Arizona Administration	$225,000
Linda Mahan	Executive Vice President, Operations	$185,000
      In addition to their base salary, each of the named executive officers is eligible for a bonus and to participate in the Company’s 2005 Stock Incentive Plan.